UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 30, 2014

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Station Street, Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

While Mr. Richard M. Osborne was chairman and CEO of the company, on March 12, 2014, Gas Natural Inc. filed an application for exemption with the Public Service Commission of Wyoming concerning a preferred stock rights plan. The company requested confidential treatment for the application and plan. The application has not yet been approved by the commission and the rights plan has not been effectuated by the company. On July 30, 2014, Gas Natural held its annual meeting of shareholders. During the meeting, Mr. Osborne’s counsel publicly disclosed that the company had filed an application for the rights plan in Wyoming, although neither Mr. Osborne nor his attorney had notified the company that he intended to publicly disclose this confidential information. Upon conclusion of the shareholders’ meeting, Gas Natural’s newly-appointed board of directors determined that the rights plan is unnecessary and the company intends to withdraw the Wyoming application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ James E. Sprague
Name:	James E. Sprague
Title:	Chief Financial Officer

Dated: July 30, 2014